Exhibit 10.9

Execution Version

OMNIBUS AMENDMENT TO WARRANT AGREEMENTS

This Omnibus Amendment (this “Amendment”) to those certain Warrants (as defined below) is entered into as of August 5, 2022 (the “Effective Date”), by and among Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), Sustainable Oils, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SusOils”), and ExxonMobil Renewables LLC, a Delaware limited liability company (the “Holder”). The Company, SusOils and the Holder are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined have the meanings ascribed to such terms in the Warrants.

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of February 2, 2022, by and between the Company, the Holder and the other parties thereto, on February 23, 2022, the Company (i) issued to the Holder Warrant Certificate No. GCEH-001 providing for the purchase by the Holder of up to 13,530,723 shares of the Company’s common stock at an exercise price of $2.25 per share (the “Tranche I Warrant”), (ii) issued to the Holder Warrant Certificate No. GCEH II-001 providing for the purchase by the Holder of up to 6,500,000 shares of the Company’s common stock at an exercise price of $3.75 per share (the “Tranche II Warrant”) and (iii) caused SusOils to issue to the Holder Warrant Certificate No. SUSO-001 providing for the purchase by the Holder of up to 19,701,493 shares of SusOils’s common stock at an exercise price of $1.675 per share (the “SusOils Warrant” and together with the Tranche I Warrant and Tranche II Warrant, the “Warrants”); and

WHEREAS, pursuant to the terms of that certain Transaction Agreement, by and between the Company, ExxonMobil Oil Corporation and the Holder, dated as of the date hereof (the “Transaction Agreement”), the Company and the Holder desire to amend each of the Warrants to, among other things, adjust the exercise prices and exercise period set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.     Amendments to Tranche I Warrant. Effective as of the Effective Date, pursuant to Section 19 of the Tranche I Warrant, each Party hereby agrees as follows:

(a)	The following definitions are hereby added to Section 1:

“Amendment No. 9 to Credit Agreement” means that certain Amendment No. 9 to the Credit Agreement, dated August 5, 2022, by and among BKRF OCB, LLC, a Delaware limited liability company, BKRF OCP, LLC, a Delaware limited liability company, Bakersfield Renewable Fuels, LLC, a Delaware limited liability company, and Orion Energy Partners TP Agent, LLC, as the administrative agent and collateral agent.

“Transaction Agreement” means the Transaction Agreement, dated as of August 5, 2022, by and among ExxonMobil Oil Corporation, Holder and the Company.

“Underlying Consideration” has the meaning set forth in Section 4(b).

(b)	The following definitions are hereby amended and restated as follows:

“Excluded Issuances” means any issuance or sale by the Company after the Original Issue Date of (a) shares of Common Stock issued upon the exercise of this Warrant, (b) Common Stock (or Options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (c) shares of Common Stock issued or issuable pursuant to the terms of securities (including Convertible Securities) issued under the Purchase Agreement, Amendment No. 9 to Credit Agreement or the Transaction Agreement (as such securities have been amended), (d) securities issuable upon the exercise, exchange, or conversion of any Convertible Securities that are issued and outstanding on the Original Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof or (e) Common Stock, Options or Convertible Securities with respect thereto, issued as acquisition consideration pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement. In addition, for the avoidance of doubt, “Excluded Issuances” also include the filing of any registration statement of the Company with the Securities and Exchange Commission registering securities of the Company, or the filing of any amendments or supplements thereto, provided that the determination of whether any sale under any such registration statement is an Excluded Issuance will be determined based on the preceding clauses (a) to (e) hereof.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over three (3) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder, or, if that selection cannot be made within ten (10) days, by a nationally recognized and independent investment banking or valuation firm selected jointly and approved by the Board and the Holder (including the methodologies to be utilized), or if joint selection and approval is not achieved within ten (10) days, the American Arbitration Association shall select the independent investment banking or valuation firm in accordance with its rules. The determination of such firm shall be final and conclusive, and the fees and expenses of such firm shall be borne equally by the Company and the Holder.

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(c)	Section 2 is hereby amended and restated in its entirety as follows:

“2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York, New York time, on December 23, 2028, or if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).”

(d)	The last sentence of Section 3(d) is hereby amended and restated as follows:

“Notwithstanding anything to the contrary in this Section 3(d), the Warrant Shares may be issued in uncertificated or book-entry form, at the option of the Holder, with such uncertificated Warrant Shares being evidenced by a book position either on the Company’s share register or on the books of The Depository Trust Company, at the option of the Holder.”

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(e)	Section 4(b) is hereby amended and restated in its entirety as follows:

“Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant) (collectively, the “Underlying Consideration”); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). If any such reorganization, reclassification, consolidation, merger, sale or similar transaction entitles the holders of Common Stock to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for purposes of this Section 4(b), such consideration shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock in such transaction. If, immediately after giving effect to any such reorganization, reclassification, consolidation, merger, sale or similar transaction, shares of common stock that are listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or any similar quotation system or association account for less than 90% of the aggregate Fair Market Value of the Underlying Consideration (assuming the Fair Market Value of any cash is the face amount of such cash), then the Exercise Price and the amount of the Underlying Consideration shall be adjusted as of the effective date of such transaction to compensate the Holder for lost time value. Such adjustments shall be determined based on a Black-Scholes option pricing model by a nationally recognized and independent investment banking or valuation firm selected jointly and approved by the Board and the Holder; provided that (x) if such joint selection and approval is not achieved within ten (10) days, the American Arbitration Association shall select the independent investment banking or valuation firm in accordance with its rules and (y) the determination of such firm shall be final and conclusive, and the fees and expenses of such firm shall be borne equally by the Company and the Holder. The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to receive the same consideration as any other holder of Common Stock if the Holder elects prior to the consummation of such event or transaction to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.”

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(f)	Section 4(c) is hereby amended and restated as follows:

“Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, a premium self-tender offer, a dividend or distribution upon the Common Stock payable in cash or other assets or property, or the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than with respect to any Excluded Issuance) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4, and for the avoidance of doubt, no adjustment pursuant to this Section 4(c) shall be made in connection with any Excluded Issuance.”

(g)	The legend set forth on the face of the Tranche I Warrant and in Section 10(a) is hereby amended and restated as follows:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

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(h)	The definition of “Holder” in the preamble is hereby changed from “Exxon Renewables LLC” to “ExxonMobile Renewables LLC”.

2.    Amendments to Tranche II Warrant. Effective as of the Effective Date, pursuant to Section 19 of the Tranche II Warrant, each Party hereby agrees as follows:

(a)	The “Exercise Price” of the Tranche II Warrant is hereby changed from $3.75 per share to $2.25 per share.

(b)	Section 2 is hereby amended and restated in its entirety as follows:

“2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York, New York time, on December 23, 2028, or if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Vested Warrant Shares purchasable hereunder (subject to adjustment as provided herein).”

(c)	The amendments to the Tranche I Warrant set forth in Section 1(a), (b) and (d) through (g) of this Amendment shall apply to the Tranche II Warrant, mutatis mutandis.

3.    Amendments to SusOils Warrant. Effective as of the Effective Date, pursuant to Section 20 of the SusOils Warrant, each Party hereby agrees as follows:

(a)	The “Exercise Price” of the SusOils Warrant is hereby changed from $1.675 per share to an aggregate exercise price of $1,000,000, being approximately $0.0507575746 per share.

(b)	The last sentence of the second paragraph of the SusOils Warrant (immediately prior to Section 1 and beginning with “For purposes of this Warrant”) is hereby deleted in its entirety.

(c)	Section 2 is hereby amended and restated in its entirety as follows:

“2. Term of Warrant. “Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York, New York time, on December 23, 2028, or if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).”

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(d)	Section 4(b) is hereby amended and restated in its entirety as follows:

“Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant) (collectively, the “Underlying Consideration”); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). If any such reorganization, reclassification, consolidation, merger, sale or similar transaction entitles the holders of Common Stock to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for purposes of this Section 4(b), such consideration shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock in such transaction. To the extent the Warrant Shares are listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or any similar quotation system or association and if, immediately after giving effect to any such reorganization, reclassification, consolidation, merger, sale or similar transaction, shares of common stock that are listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or any similar quotation system or association account for less than 90% of the aggregate Fair Market Value of the Underlying Consideration (assuming the Fair Market Value of any cash is the face amount of such cash), then the Exercise Price and the amount of the Underlying Consideration shall be adjusted as of the effective date of such transaction to compensate the Holder for lost time value. Such adjustments shall be determined based on a Black-Scholes option pricing model by a nationally recognized and independent investment banking or valuation firm selected jointly and approved by the Board and the Holder; provided that (x) if such joint selection and approval is not achieved within ten (10) days, the American Arbitration Association shall select the independent investment banking or valuation firm in accordance with its rules and (y) the determination of such firm shall be final and conclusive, and the fees and expenses of such firm shall be borne equally by the Company and the Holder. The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to receive the same consideration as any other holder of Common Stock if the Holder elects prior to the consummation of such event or transaction to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.”

(e)	The amendments to the Tranche I Warrant set forth in Section 1(a), (b), (f) and (g) of this Amendment shall apply to the SusOils Warrant, mutatis mutandis.

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4.       References to Warrants. After giving effect to this Amendment, each reference in each applicable Warrant to “this Warrant”, “hereof”, “hereunder”, “herein” or words or phrases of similar import shall refer to such Warrant, as amended by this Amendment.

5.       Entire Agreement. This Amendment, together with the Transaction Agreement and each Warrant constitutes the entire agreement among the Company, SusOils and the Holder with respect to the subject matter hereof and thereof and supersedes any prior understandings, negotiations, agreements, statements or representations among the Holder, the Company, SusOils or any of their respective Affiliates of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

6.       No Other Amendments. Except as expressly amended by this Amendment, the terms of each Warrant shall remain in full force and effect.

7.       Miscellaneous Terms. The provisions of Sections 18 (Headings), 19 (Amendment and Modification; Waiver), 20 (Severability), 21 (Governing Law), 22 (Submission to Jurisdiction), 23 (Waiver of Jury Trial), 24 (Counterparts) and 25 (No Strict Construction) of the Tranche I Warrant and Tranche II Warrant, and Sections 19 (Headings), 20 (Amendment and Modification; Waiver), 21 (Severability), 22 (Governing Law), 23 (Submission to Jurisdiction), 24 (Waiver of Jury Trial), 25 (Counterparts) and 26 (No Strict Construction) of the SusOils Warrant shall apply mutatis mutandis to this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, each Party has executed this Amendment effective as of the Effective Date.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:
Name: Richard Palmer
Title: Chief Executive Officer

SUSTAINABLE OILS, INC.

By:
Name: Richard Palmer
Title: President

[Signature page to Ominibus Warrant Amendment]

EXXONMOBIL RENEWABLES LLC

By:
Name: Gloria Moncada
Title: President

[Signature page to Omnibus Warrant Amendment]